Exhibit 24.2

Secretary’s Certificate

of

SUNOCO PARTNERS LLC

I, Bruce D. Davis, Jr., Vice President, General Counsel and Secretary of Sunoco Partners LLC (the “Company”), a Pennsylvania limited liability company and general partner of Sunoco Logistics Partners L.P. (the “Partrnership”) DO HEREBY CERTIFY THAT:

(1) the following is a full, true and complete copy of a resolution adopted at a meeting of the Audit/Conflicts Committee of the Company’s Board of Directors, duly called and legally held on February 24, 2004, at which a quorum was present and acting throughout and that no action has been taken to rescind or amend said resolution and that the same is now in full force and effect:

RESOLVED that, Sunoco Logistics Partners L.P.’s (the “Partnership’s”) Annual Report to the Securities and Exchange Commission on Form 10-K, for the fiscal year ended December 31, 2003, be, and it hereby is, approved, subject to such changes or amendments as may be approved (as so amended, the “Form 10-K”) by any one of the following officers of the Partnership’s general partner, Sunoco Partners LLC (the “Company”): the Chief Executive Officer and President, the Vice President and Chief Financial Officer, and the Comptroller (each being an “Authorized Officer”);

FURTHER RESOLVED that, each of the Authorized Officers is authorized to sign and file, or cause to be filed, on behalf of the Company as the Partnership’s general partner, the Form 10-K, together with any such other certificates, documents, instruments or notices as may be necessary or as any such Authorized Officer may deem necessary or desirable in order to effectuate or carry out the purposes and intent of the foregoing resolutions;

FURTHER RESOLVED that each of the Authorized Officers be, and each of them hereby is, authorized and empowered to execute a Power of Attorney for use in connection with the execution and filing of the Form 10-K, for and on behalf of the Company as the Partnership’s general partner; and

FURTHER RESOLVED that, all such actions heretofore taken by any one or more of the Authorized Officers in order to effectuate or carry out the purposes and intent of the foregoing resolutions are hereby ratified, adopted and approved.

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate, and caused the seal of the Company to be affixed hereto, as of this fourth day of March 2004.

[SEAL]	/s/ BRUCE D. DAVIS, JR.
Bruce D. Davis, Jr.
Vice President, General Counsel and Secretary
SUNOCO PARTNERS LLC